Exhibit 10.28

EXECUTION VERSION

SPONSORED RESEARCH AGREEMENT

This Sponsored Research Agreement (this "AGREEMENT") is made as of November 12, 2014, by and between The Children's Hospital of Philadelphia, a Pennsylvania nonprofit corporation ("CHOP"), with offices located at 34th Street and Civic Center Boulevard, Philadelphia, Pennsylvania 19104 USA and Medgenics Medical Israel Ltd., a company organized under the laws of the State of Israel ("SPONSOR"), having a place of business at Misgav Business Park, Rechov Kahol 2, Misgav 20179, Israel. SPONSOR and CHOP are sometimes individually referred to in this Agreement collectively as the “PARTIES” and individually as a “PARTY.”

RECITALS:

WHEREAS, SPONSOR desires to fund the RESEARCH PROGRAM as defined below;

WHEREAS, SPONSOR desires to support such RESEARCH PROGRAM conducted by CHOP in accordance with the terms and conditions of this AGREEMENT; and

WHEREAS, the RESEARCH PROGRAM contemplated by this AGREEMENT is of mutual interest to SPONSOR and CHOP and furthers the educational, scholarship, patient care, and research objectives of CHOP as a nonprofit, tax-exempt educational institution, and may benefit SPONSOR, CHOP, and the public through the creation or discovery of new scientific knowledge.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and intending to be legally bound hereby, the PARTIES hereto agree as follows:

ARTICLE 1.          DEFINITIONS

1.1	AFFILIATE has the meaning set forth in the License Agreement.

1.2	CONFIDENTIAL INFORMATION means any information or material in tangible form of a PARTY that is marked as confidential or proprietary by such PARTY at the time it is delivered to the other, and any other information that is furnished orally if the disclosing PARTY identifies such information as confidential or proprietary when it is disclosed and confirms such designation in writing within thirty (30) days after such disclosure; provided, however, that all biospecimen and phenotypic data collected under [ *** ] and any technical information relating thereto provided by or on behalf of CHOP to SPONSOR or its representatives shall be deemed the CONFIDENTIAL INFORMATION of CHOP regardless of whether marked as confidential or proprietary in accordance with this Section 1.2

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

1.3	EFFECTIVE DATE means the first date written above.

1.4	LICENSE AGREEMENT means the license agreement between the PARTIES dated November 12, 2014.

1.5	LICENSED FIELD has the meaning set forth in the License Agreement.

1.6	MATERIALS means any and all materials, including but not limited to, any and all chemical compounds and biological materials supplied by SPONSOR to CHOP or by CHOP to SPONSOR in furtherance of this AGREEMENT. Any exchange of Materials shall be accompanied by a separate written Materials Transfer Agreement (“MTA”) with terms that are mutually agreeable to the PARTIES, which shall be appended to this Agreement.

1.7	PRINCIPAL INVESTIGATOR is (a) Hakon Hakonarson who has agreed to serve as PRINCIPAL INVESTIGATOR for the RESEARCH PROGRAM and shall be responsible for the administration and supervision of the RESEARCH PROGRAM and (b) any mutually agreed substitute as contemplated by Section 2.2

1.8	RARE AND ORPHAN DISEASE has the meaning set forth in the License Agreement.

1.9	RARE AND ORPHAN DISEASE PROTOCOL MATERIALS have the meaning set forth in the License Agreement.

1.10	RESEARCH PROGRAM means the research program described in Attachment A to this AGREEMENT which is attached hereto and made a part hereof.

ARTICLE 2.          RESEARCH PROGRAM.

2.1           Conduct of Research Program. CHOP shall commence the RESEARCH PROGRAM promptly after the EFFECTIVE DATE of this AGREEMENT and shall use reasonable efforts to conduct such RESEARCH PROGRAM in accordance with the terms and conditions of this AGREEMENT. SPONSOR acknowledges that CHOP and the PRINCIPAL INVESTIGATOR shall have the freedom to conduct and supervise the RESEARCH PROGRAM in a manner consistent with CHOP's research, educational, and patient care mission and that CHOP and the PRINCIPAL INVESTIGATOR do not guarantee any specific research results of the RESEARCH PROGRAM. This AGREEMENT shall not be construed to limit the freedom of individuals participating in the RESEARCH PROGRAM to engage in any other research, however funded.

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2.2           Principal Investigator. If the services of the PRINCIPAL INVESTIGATOR become unavailable to CHOP for any reason, CHOP shall be entitled to designate another member of its faculty who is acceptable to both PARTIES to serve as the PRINCIPAL INVESTIGATOR of the RESEARCH PROGRAM. If a mutually acceptable substitute PRINCIPAL INVESTIGATOR has not been designated within sixty (60) days after the original PRINCIPAL INVESTIGATOR becomes unavailable to CHOP, either PARTY may terminate this AGREEMENT upon written notice thereof to the other PARTY, subject to the provisions of ARTICLE 9.

2.3            Research Results. CHOP shall periodically report to SPONSOR regarding the progress under the RESEARCH PROGRAM, on a confidential basis. During and following the RESEARCH PROGRAM, CHOP shall have the unrestricted cost-free right to use for its own research, patient care or educational purposes all research results, including without limitation all CHOP INTELLECTUAL PROPERTY and JOINT INTELLECTUAL PROPERTY (as such terms are defined in ARTICLE 5).

ARTICLE 3.          TERM OF AGREEMENT.

3.1.          Term. The initial term of this AGREEMENT shall begin on the EFFECTIVE DATE and shall end on the day before the first anniversary of the EFFECTIVE DATE unless terminated sooner pursuant to Section 2.2 or ARTICLE 9. SPONSOR shall have the option to extend the term of this AGREEMENT through the third anniversary of the EFFECTIVE DATE by giving CHOP written notice of such extension no later than sixty (60) days before the first anniversary of the EFFECTIVE DATE. This AGREEMENT may be extended or renewed beyond the third anniversary of the EFFECTIVE DATE only with the PARTIES' mutual written agreement.

ARTICLE 4.          COMPENSATION.

4.1.        Compensation. SPONSOR shall pay CHOP as set forth in the budget in Attachment B attached hereto and made a part hereof (the “BUDGET”). SPONSOR acknowledges that this budget is a good faith estimate only and not a guarantee of the cost to conduct the RESEARCH PROGRAM. If at any time CHOP determines that it will require additional funds to conduct the RESEARCH PROGRAM, it shall notify SPONSOR and provide an estimate of the additional amount. SPONSOR shall have no obligation to pay CHOP in excess of the BUDGET unless SPONSOR in its sole discretion agrees in writing to an increase in the BUDGET. Notwithstanding any other provisions in this Agreement or the attachments hereto, CHOP shall not be required to perform any activities under the RESEARCH PLAN or otherwise for which it is not compensated.

4.2.        Timing of Payments. SPONSOR agrees to make payments to CHOP in accordance with the payment schedule set forth in Attachment B. All payments are to be made by check, payable in United States dollars, to "The Children’s Hospital of Philadelphia", should identify SPONSOR and PRINCIPAL INVESTIGATOR, and be sent to The Children's Hospital of Philadelphia, Lockbox # 1457, PO Box 8500, Philadelphia, PA 19178-1457 or such other address as CHOP may provide from time to time.

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4.3.        Record Keeping. CHOP shall maintain accurate records and books of account relating to this AGREEMENT in accordance with accepted accounting practices to ensure that funds provided by SPONSOR are spent in accordance with this AGREEMENT, provided, however, that CHOP may rebudget funds between cost categories as deemed necessary by CHOP and PRINCIPAL INVESTIGATOR. CHOP shall notify SPONSOR in writing of any material rebudgeting of funds between cost categories. CHOP shall make such records and books available to SPONSOR upon reasonable advance written notice and at SPONSOR's expense during CHOP's normal business hours, but not more frequently than once each calendar year.

4.4.        Title to Equipment. SPONSOR agrees that title to any laboratory animals, or any other supplies made or acquired with funds provided under this AGREEMENT shall vest in CHOP, and such animals, or supplies shall remain the property of CHOP following termination of this AGREEMENT.

ARTICLE 5.          INTELLECTUAL PROPERTY

5.1.        Ownership of RESEARCH PROGRAM Intellectual Property.

(a)          It is recognized and understood that certain existing inventions and technologies are the separate property of SPONSOR or CHOP and are not affected by this Agreement, and neither PARTY shall have any claims to or rights in such separate inventions and technologies.

(b)          CHOP shall be the sole owner of any and all inventions, discoveries, materials, works of authorship (including computer software) and copyrighted materials that are created, conceived, discovered or reduced to practice solely by employees of CHOP or persons acting on behalf of CHOP during the performance of the RESEARCH PROGRAM (“CHOP INTELLECTUAL PROPERTY”).

(c)          SPONSOR shall be the sole owner of any and all inventions, discoveries, materials, works of authorship (including computer software) and copyrighted materials that are created, conceived, discovered or reduced to practice solely by employees of SPONSOR or persons acting on behalf of SPONSOR (other than CHOP) during the performance of the RESEARCH PROGRAM and through no use of facilities, equipment, funds or other resources of CHOP other than resources licensed to SPONSOR (“SPONSOR INTELLECTUAL PROPERTY”).

(d)          CHOP and SPONSOR shall be joint owners of any and all inventions, discoveries, works of authorship (including computer software) and copyrighted materials that are created, conceived, discovered or reduced to practice jointly by employees of both CHOP and SPONSOR or persons acting on their respective behalf, or solely by employees of SPONSOR or persons acting on its behalf using facilities, equipment, funds or other resources of CHOP (other than resources licensed to SPONSOR), during the performance of the RESEARCH PROGRAM (“JOINT INTELLECTUAL PROPERTY”). Both CHOP and SPONSOR agree to execute any documentation necessary to convey and/or formalize the PARTIES’ undivided co-ownership rights in the JOINT INTELLECTUAL PROPERTY. Subject to ARTICLE 6 and any subsequent written agreement between the PARTIES, CHOP and SPONSOR may each exploit the JOINT INTELLECTUAL PROPERTY without any notice, payment or duty of accounting to the other PARTY.

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5.2.        Disclosure. CHOP agrees to provide to SPONSOR a written disclosure of any CHOP INTELLECTUAL PROPERTY and JOINT INTELLECTUAL PROPERTY considered patentable, which disclosure shall be made in a manner consistent with preservation of intellectual property rights. Sponsor shall also disclose to CHOP and JOINT INTELLECTUAL PROPERTY considered patentable. Sponsor agrees to advise CHOP, no later than thirty (30) days after the date of such disclosure, whether it requests CHOP to file and prosecute patent applications related to such CHOP INTELLECTUAL PROPERTY or JOINT INTELLECTUAL PROPERTY. If SPONSOR does not request CHOP to file and prosecute any patent applications, CHOP may proceed with such preparation and prosecution at its own expense. Such patent applications shall be excluded from SPONSOR’s options and right of first refusal under ARTICLE 6.

5.3.        Patent Prosecution. CHOP shall be responsible for, and shall reasonably pursue the preparation of, and shall control the preparation and prosecution of all patent applications and the maintenance of all patents related to CHOP INTELLECTUAL PROPERTY and JOINT INTELLECTUAL PROPERTY. SPONSOR agrees to reimburse CHOP for all reasonable documented expenses, including, but not limited to, legal fees, filing and maintenance fees or other governmental charges incurred in connection with the preparation, filing and prosecution of the patent applications and maintenance of the patents that SPONSOR requested CHOP to file and prosecute under Section 5.1; provided that (a) SPONSOR may decline to reimburse CHOP for the filing, prosecution and maintenance costs in any jurisdiction, in which case SPONSOR shall not have any obligation to reimburse CHOP for such costs and instead CHOP may pay such costs and the applicable patent applications in the applicable country shall be excluded from SPONSOR's options and right of first refusal under ARTICLE 6, (b) if, following SPONSOR’s exercise of its option under Section 6.1with respect to patent applications or patents contemplated by this Section 5.3, SPONSOR and CHOP do not enter into an exclusive license with respect thereto, SPONSOR shall have no responsibility for the costs and expenses of the patent applications or patents for which SPONSOR exercised its option and incurred after the expiration of the applicable negotiation period, and (c) SPONSOR shall have no obligation to reimburse for the costs and expenses of the patent applications or patents for which SPONSOR declines to exercise its option and incurred after the earlier of expiration of the applicable option period or the date on which SPONSOR declined to exercise its option. SPONSOR shall reimburse CHOP for expenses under this Section 5.3 for which it is responsible within thirty (30) days of receipt of invoice by CHOP requesting reimbursement. With respect to the patents that SPONSOR is reimbursing CHOP for the expenses thereof, CHOP shall furnish copies of any and all such patent applications including any related prosecution documents in a timely manner to SPONSOR, shall provide SPONSOR an opportunity to comment on the prosecution of such cases and consider such comments in good faith.

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5.4.        Interest. If at any time SPONSOR fails to reimburse CHOP for any expense under Section 5.3, CHOP shall provide SPONSOR with written notice of such late payment. If SPONSOR fails to make that payment along with one and one half percent (1.5%) interest within thirty (30) days of receipt of written notice, then the patent application to which the expenses relate shall be excluded from SPONSOR’s options and right of first refusal under ARTICLE 6.

ARTICLE 6.          Option and Right of First Refusal

6.1.        Option Over Intellectual Property. In consideration for sponsoring the RESEARCH PROGRAM, CHOP hereby grants to SPONSOR the sole, first and exclusive option to negotiate for a revenue-bearing license under the CHOP INTELLECTUAL PROPERTY and CHOP’s interest in the JOINT INTELLECTUAL PROPERTY, except to the extent such intellectual property constitutes RARE AND ORPHAN DISEASE PROTOCOL MATERIALS, (i) on an exclusive basis, to practice any patentable inventions (and patent rights therein or thereto) that are directed to RARE AND ORPHAN DISEASES and are based upon, enabled by, derived from or use the biospecimen and phenotypic data collected under [   ***   ] from patients with RARE AND ORPHAN DISEASES and their family members and (ii) on a non-exclusive basis to practice any non-patentable inventions, discoveries, materials, works of authorship (including computer software) and copyrighted materials that are directed to RARE and ORPHAN DISEASES, in each case (i) and (ii) that were funded by SPONSOR pursuant to the BUDGET and, in each case (i) and (ii) such license shall be in order to develop and commercialize products in the LICENSED FIELD. SPONSOR may elect to exercise the option over such intellectual property by giving written notice to CHOP no later than [   ***   ] after CHOP’s Office of Technology Transfer provides a copy of the invention disclosure for such intellectual property to SPONSOR. Upon exercise of the option by SPONSOR with respect to such intellectual property, for a period ending on the later of [   ***   ] after the date that the SPONSOR exercises its option over such intellectual property or [   ***   ] after CHOP’s Office of Technology Transfer provides a copy of the invention disclosure for such invention, the PARTIES shall negotiate in good faith a license agreement for such intellectual property on terms and conditions typical in academic licensing. The license agreement negotiation period can be extended for an additional [   ***   ] upon mutual written agreement of the PARTIES.

6.2.        Right of First Refusal. If SPONSOR exercises option rights under Section 6.1 and CHOP and SPONSOR do not enter into a license agreement for the applicable intellectual property described in Section 6.1, then for a period of [   ***   ] following the date that CHOP’s Office of Technology Transfer provided a copy of the applicable invention disclosure to SPONSOR pursuant to Section 6.1, if CHOP desires to license such intellectual property in the LICENSED FIELD to third party commercial entity, prior to entering into such license, CHOP shall provide SPONSOR with a summary of the final and material terms of such proposed license (which summary, for the avoidance of doubt, shall not include the name of, or any other identifying information about, such third party). SPONSOR shall have [   ***   ] following receipt of such summary from CHOP to elect and enter into such license on the same terms (including the same timing of payments) set forth in the summary; provided that such [   ***   ] period shall be extended for up to [   ***   ] so long as SPONSOR is negotiating in good faith with CHOP. If SPONSOR does not enter into the license within such period on such terms, CHOP shall be free to enter into the license with the third party on such terms.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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6.3.        Option to Assign Assets. If CHOP desires to assign ownership of the CHOP INTELLECTUAL PROPERTY or CHOP’S interest in the JOINT INTELLECTUAL PROPERTY to a third party within [   ***   ] following the effective date of expiration or termination of this AGREEMENT, SPONSOR shall have the exclusive option to have such assignment be made to SPONSOR or to an entity majority owned, either directly or indirectly, by SPONSOR on terms and conditions mutually agreed by the PARTIES.

6.4.        Specific Performance. CHOP acknowledges and agrees that SPONSOR may not have an adequate remedy at law in the event any of the provisions of Sections 6.1, 6.2, 6.3 or 7.2 are not performed in accordance with their specific terms, are breached or are threatened to be breached. In addition, SPONSOR acknowledges and agrees that CHOP may not have an adequate remedy at law in the event any of the provisions of Section 7.1 are not performed in accordance with their specific terms, are breached or are threatened to be breached. Accordingly, each PARTY agrees that the other PARTY shall be entitled to seek, at its sole cost and expense, in addition to any other rights and remedies which may be available to it, to an injunction or injunctions to prevent breaches of such Sections and to enforce specifically the terms and provisions thereof in any action instituted in any court of competent jurisdiction, and without any requirement to post or bond or other security.

6.5.        Federal Government Rights. Any license granted to SPONSOR pursuant this ARTICLE 6 shall be subject, if applicable, to the rights of the United States government reserved under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. 200-212, and any regulations issued thereunder as may be amended from time to time. Any right granted in this AGREEMENT greater than that permitted under applicable Federal law and policy shall be modified as may be required to conform to such Federal law or policy.

ARTICLE 7.          CONFIDENTIALITY

7.1.        SPONSOR. SPONSOR agrees to maintain in confidence and not to disclose to any third party any CHOP CONFIDENTIAL INFORMATION and MATERIALS received pursuant to this AGREEMENT. SPONSOR agrees to ensure that its employees have access to CHOP CONFIDENTIAL INFORMATION only on a need-to-know basis and are obligated in writing to abide by SPONSOR's obligations hereunder. The foregoing obligation shall not apply to:

(a)          information that is known to SPONSOR or independently developed by SPONSOR prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to CHOP upon receipt of the CONFIDENTIAL INFORMATION;

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

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(b)          information disclosed to SPONSOR on a non-confidential basis by a third party that has a right to make such disclosure;

(c)          information that becomes patented, published or otherwise part of the public domain other than as a result of acts by SPONSOR; or

(d)          information that is required to be disclosed by order of United States governmental authority, law, rule of court, regulation, subpoena, or a court of competent jurisdiction; provided that SPONSOR shall use its reasonable efforts to obtain confidential treatment of such information by such authority or court.

7.2.        CHOP. CHOP agrees to maintain in confidence and not to disclose to any third party any SPONSOR CONFIDENTIAL INFORMATION and MATERIALS received pursuant to this AGREEMENT. SPONSOR will provide such CONFIDENTIAL INFORMATION and MATERIALS only after providing the PRINCIPAL INVESTIGATOR with information regarding the nature of the CONFIDENTIAL INFORMATION and MATERIALS to be disclosed and obtaining the PRINICIPAL INVESTIGATOR'S agreement to receive such information. CHOP agrees to ensure that its employees have access to CONFIDENTIAL INFORMATION only on a need-to-know basis and are obligated in writing to abide by CHOP's obligations hereunder. The foregoing obligation shall not apply to:

(a)          information that is known to CHOP or independently developed by CHOP prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to SPONSOR upon receipt of the CONFIDENTIAL INFORMATION;

(b)          information disclosed to CHOP on a non-confidential basis by a third party that has a right to make such disclosure;

(c)          information that becomes patented, published or otherwise part of the public domain other than as a result of acts by CHOP; or

(d)          information that is required to be disclosed by order of United States governmental authority, law, rule of court, regulation, subpoena, or a court of competent jurisdiction; provided that CHOP shall use its reasonable efforts to obtain confidential treatment of such information by such authority or court.

Notwithstanding any earlier termination of this AGREEMENT, the PARTIES’ obligations concerning nondisclosure and non-use of CONFIDENTIAL INFORMATION contained in this AGREEMENT shall continue for five (5) years from the date of each disclosure.

ARTICLE 8.          PUBLICATION, USE OF NAME.

8.1.        Right to Publish. SPONSOR acknowledges that the basic objective of research activities at CHOP is the generation of new knowledge and its expeditious dissemination. To further that objective, CHOP retains the right, at its discretion, to demonstrate, publish or publicize the results of the RESEARCH PROGRAM, subject to the provisions of Section 8.2 hereof.

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8.2.        Publication Submission. Should the PRINCIPAL INVESTIGATOR desire to disclose publicly, in writing or by oral presentation, the results of the RESEARCH PROGRAM, the PRINCIPAL INVESTIGATOR shall notify SPONSOR and CHOP in writing of his or her intention at least thirty (30) days before such disclosure. The PRINCIPAL INVESTIGATOR shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure. SPONSOR shall have thirty (30) days from receipt of the manuscript to present any written comments to CHOP. SPONSOR'S comments shall be given due consideration by CHOP; provided that in any event all SPONSOR CONFIDENTIAL INFORMATION shall be removed from such proposed publication if SPONSOR has requested such removal in writing. The publication of the results may be delayed at SPONSOR's written request for a period up to an additional thirty (30) days if it contains a disclosure of an invention(s) on which either PARTY desires to file a United States or foreign patent. No right of SPONSOR approval of publications is implied by this Section 8.2. All such filings shall be subject to the provisions of ARTICLE 5.

8.3.        Publicity. CHOP agrees not to use SPONSOR's name without SPONSOR's prior written consent except that CHOP may acknowledge SPONSOR's funding of this RESEARCH PROGRAM in scientific publications, as required on grant applications, and in routine listings of RESEARCH PROGRAM projects. SPONSOR agrees not to use CHOP's name, insignia, logo, abbreviation, nickname, trademark, trade name or any other identifying terms or mark or the name, insignia, logo, abbreviation, nickname, trademark, trade name or any other identifying terms or mark of any director, officer, medical staff member, research staff member or employee thereof in any press release, advertising, promotional written or oral statements to the public or in any medium including but not limited to the internet, in connection with or alluding to work performed under this AGREEMENT or the relationship between the PARTIES created by it, without CHOP's prior written consent.

ARTICLE 9.          TERMINATION.

9.1.        Termination for Cause. A PARTY may terminate this AGREEMENT effective upon written notice to the other PARTY, if the other PARTY breaches any of the terms or conditions of this AGREEMENT and fails to cure such breach within thirty (30) days after receiving written notice thereof.

9.2.        Effects of Termination.

(a)          If this Agreement is terminated by either PARTY under Section 2.2 or if CHOP terminates this Agreement under Sections 9.1 or 10.5, then CHOP shall be entitled to payments from SPONSOR for all costs and noncancellable commitments incurred prior to the issuance of the notice of termination (if such notice is provided by CHOP) or prior to receipt of the notice of termination (if such notice is provided by SPONSOR) and the full cost of each student, faculty member and other personnel supported hereunder through the end of the fiscal year in effect on the date of notice of termination but in no event greater than the amounts in the BUDGET (as amended from time to time) for the applicable items and/or time period. CHOP shall promptly reconcile the amounts paid by SPONSOR under this Agreement and the amount due to CHOP and pay to SPONSOR any amount paid by SPONSOR in excess of the amount due to CHOP.

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(b)          If this Agreement is terminated by SPONSOR under Section 9.1, then CHOP shall be entitled only to payments from SPONSOR for all costs and noncancellable commitments incurred prior to receipt of the notice of termination by CHOP and not any further funding of student, faculty member and other personnel. CHOP shall promptly reconcile the amounts paid by SPONSOR under this Agreement and the amount due to CHOP and pay to SPONSOR any amount paid by SPONSOR in excess of the amount due to CHOP.

9.3         Survivability. Termination of this AGREEMENT shall not affect the rights and obligations of the PARTIES accrued prior to termination hereof. The provisions of ARTICLE 5, entitled INTELLECTUAL PROPERTY; ARTICLE 6, entitled Option and Right of First Refusal, ARTICLE 7, entitled CONFIDENTIALITY; ARTICLE 10, entitled DISCLAIMER OF WARRANTIES, INDEMNIFICATION; ARTICLE 11, entitled ADDITIONAL PROVISIONS, and this ARTICLE 9, entitled, TERMINATION, shall survive such termination. Termination shall not be construed as a waiver of any rights or obligations accrued prior to termination.

ARTICLE 10.         DISCLAIMER OF WARRANTIES, INDEMNIFICATION.

10.1       WARRANTY. EXCEPT AS PROVIDED UNDER THIS ARTICLE, CHOP MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE RESEARCH PROGRAM, OR THE CONDITION OF ANY INVENTION (S) OR PRODUCTS (S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH PROGRAM OR ANY SUCH INVENTION OR PRODUCT. FURTHER CHOP MAKES NO EXPRESS OR IMPLIED WARRANTY THAT THE USE OF ANY INVENTION OR PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS. CHOP SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES SUFFERED BY SPONSOR OR ANY OTHER PERSON RESULTING FROM THE RESEARCH PROGRAM OR THE USE OF ANY SUCH INVENTION OR PRODUCT.

10.2       Representations and Warranties of CHOP. CHOP hereby represents and warrants to SPONSOR that the official signing this AGREEMENT has the authority to do so.

10.3       Representation and Warranties of SPONSOR. SPONSOR hereby represents and warrants to CHOP that the official signing this agreement has the authority to do so. SPONSOR further represents that it is financially able to satisfy any funding commitments made in Attachment B.

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10.4       Indemnification. SPONSOR agrees to indemnify and hold harmless CHOP, the PRINCIPAL INVESTIGATOR and any of CHOP's trustees, officers, medical staff, research staff, employees, IRB members, affiliates and agents and their respective heirs and assigns (hereinafter referred to collectively as the "INDEMNIFIED PARTIES") from and against any and all liability, claims, lawsuits, losses, damages, costs or expenses (including attorneys' fees and costs of litigation incurred by CHOP to defend against such claims), which the INDEMNIFIED PARTIES may hereafter incur, suffer or be required to pay as a result of SPONSOR's use of the results of RESEARCH PROGRAM or any CHOP INTELLECTUAL PROPERTY or any JOINT INTELLECTUAL PROPERTY or as a result of any breach of this AGREEMENT or any wrongful act or omission of SPONSOR, its employees, affiliates, contractors, licensees or agents (collectively, “CLAIMS”). SPONSOR’S obligations under this Section 10.4 are contingent upon CHOP: (a) giving SPONSOR prompt written notice of the receipt or incurrence of any CLAIM; provided that no delay on the part of CHOP to notify SPONSOR shall relieve SPONSOR from any obligation hereunder unless (and then only to the extent) SPONSOR is prejudiced thereby; (b) giving SPONSOR sole control of the investigation, defense and, subject to the next sentence, settlement of the CLAIMS with counsel selected by SPONSOR and reasonably acceptable to CHOP; and (c) the INDEMNIFIED PARTIES reasonably cooperating with SPONSOR’s investigation, defense and settlement of the CLAIMS. SPONSOR shall not settle any CLAIM without the prior written consent of CHOP, which consent shall not be unreasonably withheld, and SPONSOR shall have no obligation under this Agreement for any settlement of CLAIMS entered into by any of the INDEMNIFIED PARTIES without SPONSOR’S prior written consent, which consent shall not be unreasonably withheld.

10.5       Insurance. SPONSOR shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $5,000,000 per occurrence and $10,000,000 in the aggregate. SPONSOR shall provide CHOP with written evidence of such insurance upon request. SPONSOR shall provide CHOP with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance; if the SPONSOR does not obtain replacement insurance providing comparable coverage within a thirty (30) day period, CHOP shall have the right to terminate this Agreement effective at the end of the thirty (30) day period without notice or any additional waiting period.

10.6       Limitation of Liability. EXCEPT IN THE CASE OF BREACH OF ARTICLE 7, THE MAXIMUM LIABILITY OF CHOP TO SPONSOR SHALL NOT EXCEED THE FEES PAID TO CHOP UNDER THIS AGREEMENT. EXCEPT IN THE CASE OF BREACH OF ARTICLE 7, IN NO EVENT SHALL CHOP BE LIABLE TO SPONSOR FOR ANY SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY DAMAGES RESULTING FROM LOSS OF DATA, DELAY IN THE RESEARCH, LOSS OF PROFITS OR LOSS OF BUSINESS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY PRODUCTS, SERVICES OR MATERIAL FURNISHED HEREUNDER, EVEN IF CHOP HAS BEEN ADVISED OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

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EXCEPT AS EXPRESSLY STATED TO THE CONTRARY, THE LIMITATIONS STATED ABOVE SHALL APPLY WHETHER THE ASSERTED CLAIM, LIABILITY OR DAMAGES ARE BASED ON CONTRACT (INCLUDING BUT NOT LIMITED TO BREACH OF WARRANTY), TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, AND REGARDLESS OF WHETHER THE ASSERTED CLAIM, LIABILITY OR DAMAGES ARISE FROM PERSONAL INJURY, PROPERTY DAMAGE, ECONOMIC LOSS OR ANY OTHER KIND OF INJURY LOSS OR DAMAGE. EACH OF SUCH LIMITATION IS INTENDED TO BE ENFORCEABLE REGARDLESS OF WHETHER ANY OTHER EXCLUSIVE OR NON-EXCLUSIVE REMEDY UNDER THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

FURTHER, SPONSOR ACKNOWLEDGES THAT THE FEES PAID TO CHOP FOR RESEARCH PROGRAM UNDER THIS AGREEMENT REFLECT THE ALLOCATION OF RISKS AND THE LIMITATIONS OF CHOP’S LIABILITY HEREUNDER.

ARTICLE 11.         ADDITIONAL PROVISIONS.

11.1.      Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of a Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by such Party or excuse a similar subsequent failure to perform any such term or condition by the first Party.

11.2.      Entire Agreement. This Agreement constitutes the entire Agreement between the Parties relating to the subject matter of the RESEARCH PROGRAM, and all prior negotiations, representations, agreements, and understandings with respect to such subject matter are merged into, extinguished by, and completely expressed by this Agreement.

11.3.      Non-Enforceability. The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

11.4.      Modification. If either Party desires a modification to this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

11.5.      Governing Law. The construction, validity, performance, and effect of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its conflict-of-laws principles.

11.6.      Notices. All notices required or permitted by this Agreement shall be given by prepaid internationally recognized overnight courier addressed to the other Party at the address set forth below, or to such other address as may be designated in writing by such other Party, and shall be effective as of dispatch of such notice.

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If to CHOP:

Abramson Research Center

The Children's Hospital of Philadelphia

Colket Translational Research Building, Suite 2200 – Room 2203

3501 Civic Center Boulevard

Philadelphia, PA 19104-4399

Attention: Director, Technology Transfer

If to SPONSOR:

Medgenics Medical Israel, Ltd.

Misgav Business Park

Rechov Kahol 2

Misgav 20179

Israel

Attention: Chief Legal Officer

With copy to:

Medgenics, Inc.

435 Devon Park Drive, Bldg 700

Wayne, PA 19087

Attention: Chief Legal Officer

11.7.      Assignment. This Agreement shall not be assigned or otherwise transferred by SPONSOR except with the prior written consent of CHOP; provided that no such consent shall be required for an assignment of this Agreement to an AFFILIATE of SPONSOR if SPONSOR provides prior written notice and a copy of such assignment to CHOP, and provided, further that such AFFILIATE remains an AFFILIATE of SPONSOR for the duration of the term of this Agreement. Any purported assignment in contravention of this Section 11.7 shall, at the option of CHOP, be null and void and of no effect. Assignment shall not relieve SPONSOR of its obligations under this Agreement.

11.8.      Exports. SPONSOR acknowledges that it is subject to and shall abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the government or written assurances by SPONSOR that it shall not export such items to certain foreign countries without prior approval of such agency. CHOP neither represents that a license is not required or that, if required, it shall be issued.

11.9.      Dispute Resolution. The Parties shall attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in ARTICLE 9. SPONSOR agrees first to appeal any such unsettled claims or controversies to the designated CHOP official, or designee, whose decision shall be considered the final agency decision. Thereafter, SPONSOR may exercise any administrative or judicial remedies that may be available.

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11.10.   Interpretation. Except where the context expressly requires otherwise, (i) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be interpreted to limit the provision to which it relates; (iii) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (iv) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; (v) any reference herein to any person shall be construed to include the person’s successors and assigns; (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement, and not to any particular provision hereof; (vii) all references herein to Sections or Attachments shall be construed to refer to Sections or Attachments of this Agreement; (viii) the word “notice” means notice in writing (whether or not specifically stated); (ix) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (x) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (xi) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

11.11.   Counterparts. This Agreement may be executed in any number of counterparts, including by fax or PDF, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page. Notwithstanding the foregoing, the Parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

11.12.   Non-Exclusive Remedies. The remedies set forth in this Agreement shall be in addition to, and shall not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Agreement.

11.13.   Headings. The headings herein are for convenience purposes only and shall not be used to interpret any of the provisions hereof.

11.14.   No Strict Construction. This Agreement shall be construed as if it were drafted jointly by the Parties.

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11.15.   No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between CHOP and SPONSOR. Notwithstanding any of the provisions of this Agreement, neither CHOP nor SPONSOR shall at any time enter into, incur, or hold itself out to third parties as having authority to enter into or incur, on behalf of the other PARTY, any commitment, expense, or liability whatsoever.

11.16.   Third Party Beneficiaries. This Agreement, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any other Persons.

(signature page follows)

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EXECUTION VERSION

IN WITNESS WHEREOF, the duly authorized representatives of the PARTIES hereby execute this AGREEMENT as of the date first written above.

THE CHILDREN'S HOSPITAL OF PHILADELPHIA		MEDGENICS MEDICAL ISRAEL, LTD.

By:	/s/ Mary Tomlinson	By:	/s/ Michael Cola

Name:	Mary Tomlinson	Name:	Michael Cola

Title:	Senior Vice President	Title:	Chief Executive Officer

Date:	November 11, 2014	Date:	November 12, 2014

I have read and agreed to the responsibilities of
the PRINCIPAL INVESTIGATOR:

By:	/s/ Hakon Hakonarson

Name:	Hakon Hakonarson

Title:	Director, CAG

Date:	November 12, 2014

Attachment A

RESEARCH PROGRAM DESCRIPTION

Statement of Work (SOW):

[ *** ]

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Attachment B

Budget

Budget is attached.

Invoice and Payment Schedule

The Center for Applied Genomics (CAG) at CHOP will invoice Sponsor on a monthly basis for work/efforts completed during the past 30 days. The Invoices will be itemized in accordance with staff efforts, supplies and processing services. Monthly pass through costs of Sequencer lease payments and AWS will similarly be included. The average monthly payments will be $[   ***   ], not to exceed $4,475,765 by June 30, 2015.

Date Payment Due[i]	Amount of Payment Due

1. November 30, 2014	1. $[ *** ]
2. December 31, 2015	2. $[ *** ]
3. January 31, 2015	3. $[ *** ]
4. February 28, 2015	4. $[ *** ]
5. March 31, 2015	5. $[ *** ]
6. April 30, 2015	6. $[ *** ]
7. May 31, 2015	7. $[ *** ]
8. June 30, 2015	8. $[ *** ]

Payments in November and December are deferred and will be paid on January 31, 2015, amounting to: $[   ***   ]. If the agreement is extended into years 2 and 3, then CHOP will provide a payment schedule, consistent with the budget for those years, that provides for monthly payments in equal installments during the period of the research.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

i First payment is no earlier than 60 days after the effective date.